EXHIBIT 5
[LETTERHEAD OF MILES & STOCKBRIDGE P.C.]
February 12, 2009
Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, Connecticut 06830
Re:      Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special Maryland counsel to Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 1,733,475 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and 634,325 shares of the Company’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”), all of which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act by certain selling stockholders, on the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed today with the Securities and Exchange Commission.
We have examined the Registration Statement and such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, it is our opinion that the shares of the Common Stock and the Class A Common Stock being registered on the Registration Statement (the “Shares”) have been legally issued and are fully paid and non-assessable.
We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion with the Registration Statement as Exhibit 5 thereto. In giving our consent, we do not thereby admit that

Urstadt Biddle Properties Inc.
February 12, 2009

we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb Principal